EXHIBIT 5.1

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

June 5, 2007

Duke Energy Carolinas, LLC

526 South Church Street

Charlotte, North Carolina 28202

Re:	Duke Energy Carolinas, LLC
$500,000,000 6.10% Senior Notes due 2037

Ladies and Gentlemen:

We have acted as special counsel to Duke Energy Carolinas, LLC, a North Carolina limited liability company (the “Company”), in connection with the public offering of $500,000,000 aggregate principal amount of the Company’s 6.10% Senior Notes due 2037 (the “Securities”), issuable pursuant to an indenture dated as of September 1, 1998 (the “Senior Indenture”) as amended by the Sixteenth Supplemental Indenture dated as of June 5, 2007 relating to the Securities (the “Supplemental Indenture,” and together with the Senior Indenture, the “Indenture”), between the Company and The Bank of New York (as successor to J.P. Morgan Chase Bank, N.A.) (the “Trustee”).  On May 31, 2007, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated as representatives of the several underwriters named therein, relating to the sale by the Company to the Underwriters of the Securities.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

(a)           the registration statement on Form S-3 (File No. 333-108416) of the Company relating to the Securities filed on August 29, 2003, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 under the Securities Act and the information deemed to be a part of such registration statement as of the date hereof pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, as declared effective by the Commission on September 12, 2003, being hereinafter referred to as the “Registration Statement”);

(b)           the prospectus, dated May 31, 2007, relating to the offering of securities of the Company, which forms a part of and is included in the Registration Statement;

(c)           the preliminary prospectus supplement, dated May 31, 2007, relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)           the prospectus supplement, dated May 31, 2007 (the “Prospectus Supplement”), relating to the offering of the Securities;

(e)           the Articles of Organization of the Company, dated as of April 3, 2006, as amended;

(f)            the Limited Liability Company Operating Agreement of the Company, dated as of April 3, 2006, as amended;

(g)           an executed copy of the Underwriting Agreement;

(h)           a specimen of the Securities;

(i)            an executed copy of the Senior Indenture;

(j)            an executed copy of the Supplemental Indenture;

(k)           the Issuer Free Writing Prospectus issued at or prior to the Applicable Time, attached as Schedule C to the Underwriting Agreement and filed with the Commission pursuant to Rule 433(d) of the Securities Act and Section 5(e) of the Underwriting Agreement;

(l)            resolutions of the Board of Directors of the Company, adopted by unanimous consent on June 1, 2007, relating to the issuance and sale of the Securities; and

(m)          resolutions of the Board of Directors of Duke Energy Corporation (the predecessor to the Company), adopted by unanimous written consent on June 6, 2003, relating to the preparation and filing with the Commission of the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents, we have assumed that the parties thereto, including the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth in our opinion below, the validity and binding effect thereof on such parties.  We have also assumed that the Company has been duly organized and is validly existing in good standing, and has requisite legal status and legal capacity, under the laws of its jurisdiction of organization and that the Company has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of North Carolina) in connection with the transactions contemplated by, and the performance of its obligations under, the Indenture and the Securities, other than the laws of the United States of America and the State of New York insofar as we express our opinions herein.  We have further assumed that the execution and delivery by the Company of the Indenture and the Securities, as applicable, and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule, or regulation to which the Company  or any of its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.  As to any facts material to the opinions expressed herein that we did  which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

Our opinion set forth below is limited to those laws of the State of New York and the United States of America, in each case, that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, the Indenture and the Securities and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Applicable Laws”). We do not express any opinion with respect to the law of any jurisdiction other than Applicable Laws or as to the effect of any such non-Applicable Laws on the opinion herein stated. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

The opinion set forth below is subject to the following further qualifications, assumptions and limitations:

(i)            the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(ii)           we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby;

(iii)          to the extent our opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of any document, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations.

We note that certain matters governed by the laws of the State of North Carolina are addressed in the opinion of Robert T. Lucas III, Esq., Associate General Counsel, Assistant Secretary of the Company, dated the date hereof and filed herewith.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement through incorporation by reference of a current report on Form 8-K.  We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

DUKE ENERGY CAROLINAS, LLC

526 South Church Street

Charlotte, North Carolina 28202

June 5, 2007

Duke Energy Carolinas, LLC

526 South Church Street

Charlotte, North Carolina 28202

Re:	Duke Energy Carolinas, LLC
$500,000,000 6.10% Senior Notes due 2037

Ladies and Gentlemen:

I am Associate General Counsel and Assistant Secretary of Duke Energy Carolinas, LLC, a North Carolina limited liability company (the “Company”), and in such capacity I have acted as counsel to the Company in connection with the public offering of $500,000,000 aggregate principal amount of the Company’s 6.10% Senior Notes due 2037 (the “Securities”), issuable pursuant to an indenture dated as of September 1, 1998 (the “Senior Indenture”) as amended by the Sixteenth Supplemental Indenture dated as of June 5, 2007 relating to the Securities (the “Supplemental Indenture,” and together with the Senior Indenture, the “Indenture”), between the Company and The Bank of New York (as successor to J.P. Morgan Chase Bank, N.A.) (the “Trustee”).  On May 31, 2007, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated as representatives of the several underwriters named therein, relating to the sale by the Company to the Underwriters of the Securities.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

I am a member of the bar of the State of North Carolina and my opinions set forth herein are limited to North Carolina corporate law.

In connection with this opinion, I or attorneys under my supervision (with whom I have consulted) have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

(a)           the registration statement on Form S-3 (File No. 333-108416) of the Company relating to the Securities filed on August 29, 2003, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 under the Securities Act and the information deemed to be a part of such

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registration statement as of the date hereof pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, as declared effective by the Commission on September 12, 2003 being hereinafter referred to as the “Registration Statement”);

(b)           the prospectus, dated May 31, 2007, relating to the offering of securities of the Company, which forms a part of and is included in the Registration Statement;

(c)           the preliminary prospectus supplement, dated May 31, 2007, relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)           the prospectus supplement, dated May 31, 2007 (the “Prospectus Supplement”), relating to the offering of the Securities;

(e)           the Articles of Organization of the Company, dated as of April 3, 2006, as amended;

(f)            the Limited Liability Company Operating Agreement of the Company, dated as of April 3, 2006, as amended;

(g)           an executed copy of the Underwriting Agreement;

(h)           a specimen of the Securities;

(i)            an executed copy of the Senior Indenture;

(j)            an executed copy of the Supplemental Indenture;

(k)           the Issuer Free Writing Prospectus issued at or prior to the Applicable Time, attached as Schedule C to the Underwriting Agreement and filed with the Commission pursuant to Rule 433(d) of the Securities Act and Section 5(e) of the Underwriting Agreement;

(l)            resolutions of the Board of Directors of the Company, adopted by unanimous written consent on June 1, 2007, relating to the issuance and sale of the Securities; and

(m)          resolutions of the Board of Directors of Duke Energy Corporation (the predecessor to the Company), adopted by unanimous written consent on June 6, 2003, relating to the preparation and filing with the Commission of the Registration Statement.

I or attorneys under my supervision (with whom I have consulted) have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements and certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I or attorneys under my supervision (with whom I have consulted) have deemed necessary or appropriate as a basis for the opinions set forth below.

In my examination, I or attorneys under my supervision (with whom I have consulted) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of such copies.  In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power,

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corporate or other, to enter into and perform all obligations thereunder and I have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth below, the validity and binding effect thereof on such parties.  As to any facts material to the opinions expressed herein which were not independently established or verified, I or attorneys under my supervision (with whom I have consulted) have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

I note that certain matters governed by the laws of the State of New York are addressed in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP dated the date hereof and filed herewith.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Securities have been duly authorized and executed by the Company.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement through incorporation by reference of a current report on Form 8-K.  I also consent to the reference to my name under the heading “Legal Matters” in the Prospectus Supplement.  In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Robert T. Lucas III, Esq.

Associate General Counsel, Assistant Secretary

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